Exhibit 4.3

FLOATING RATE NOTE DUE 2019

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON SAFEKEEPER OR A NOMINEE OF A COMMON SAFEKEEPER. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON SAFEKEEPER OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON SAFEKEEPER TO A NOMINEE OF THE COMMON SAFEKEEPER OR BY A NOMINEE OF THE COMMON SAFEKEEPER TO THE COMMON SAFEKEEPER OR ANOTHER NOMINEE OF THE COMMON SAFEKEEPER.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR /CLEARSTREAM”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CLEARSTREAM NOMINEES LTD., AS NOMINEE OF A COMMON SAFEKEEPER (THE “COMMON SAFEKEEPER”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO CLEARSTREAM NOMINEES LTD. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CLEARSTREAM NOMINEES LTD., HAS AN INTEREST HEREIN.

______________________________________
MOHAWK CAPITAL FINANCE S.A.
______________________________________

€300,000,000

FLOATING RATE NOTE DUE 2019

No. R-1
ISIN No. XS1681852940

Mohawk Capital Finance S.A., a company organized under the laws of Luxembourg (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby certifies that Clearstream Nominees Ltd. is entered in the Security Register as a registered holder of or registered assigns (the “Holder”) of the €300,000,000 Floating Rate Note Due 2019, and promises to pay to Clearstream Nominees Ltd., the principal sum of THREE HUNDRED MILLION EUROS (€300,000,000) on September 11, 2019, and to pay interest thereon on each Floating Rate Interest Payment Date at a rate per annum equal to the Applicable EURIBOR Rate from time to time in effect for each applicable Floating Rate Interest Period plus thirty (30) basis points (0.30%) until the principal hereof is paid or made available for payment. Notwithstanding the foregoing, the minimum interest rate for this note shall at all times be no less than 0.00% per annum. The interest so payable, and punctually paid or duly provided for, on any Floating Rate Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business of the day that is one EURIBOR Business Day prior to the Floating Rate Interest Payment Date (each, a “Regular Record Date”); provided that the interest payable at the Floating Rate Maturity Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

Payments of interest on the Notes will include interest accrued to but excluding the respective Floating Rate Interest Payment Dates. Interest on the Notes will be calculated on the Actual/360 Day count. If any Floating Rate Interest Payment Date or the Floating Rate Maturity Date falls on a day that is not a EURIBOR Business Day, the payment of the interest and principal payable on such date will be made on the next EURIBOR Business Day (unless the next EURIBOR Business

Day is in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date or the Floating Rate Maturity Date shall be the immediately preceding EURIBOR Business Day).

Payments of interest and principal, including payments made upon any redemption of the Notes, will be made in Euros. If the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the then-member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. Dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euros will be converted into U.S. Dollars on the basis of the most recently available market exchange rate for Euros. Any payment in respect of the Notes so made in U.S. Dollars will not constitute an Event of Default under the Notes or the Indenture. In such circumstances, the amount payable on any date in Euros will be converted into U.S. Dollars on the basis of the most recently available market exchange rate for Euros. Neither the Trustee, the Paying Agent, nor the Calculation Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note shall not be valid unless effectuated by the entity acting as the common safekeeper for Euroclear Bank SA/NV and Clearstream Banking SA.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September 11, 2017            MOHAWK CAPITAL FINANCE S.A.

By: /s/ Cornelis Martinus Verhaaren
Name: Cornelis Martinus Verhaaren
Title: Class A Director

By: /s/ Andrew Knight
Name: Andrew Knight
Title: Class B Director

[Notation of Guarantee and Trustee’s Certificate of Authentication Follow]

[Signature Page to Global Note]

NOTATION OF GUARANTEE

Mohawk Industries, Inc., a Delaware corporation (the “Guarantor”, which term includes any successor thereto under the Indenture (the “Indenture”) referred to in the security on which this notation is endorsed (the “Security”)), has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article XI of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Security, when and as the same shall become due and payable in accordance with the terms of this Security and the Indenture.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and the Security. Reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

MOHAWK INDUSTRIES, INC.

By: /s/ Shailesh Bettadapur
Name: Shailesh Bettadapur
Title: Vice President and Treasurer

[Signature Page to Notation of Guarantee]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated: September 11, 2017            By: /s/ George Hogan
Authorized Signatory

CERTIFICATE OF EFFECTUATION

CLEARSTREAM BANKING, SOCIETE
ANONYME, LUXEMBOURG,
as common safekeeper

By: ___________________________________
Authorized Signatory

REVERSE OF FLOATING RATE NOTE DUE 2019

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under that certain Senior Indenture dated as of September 11, 2017, by and between the Company, as Issuer, Mohawk Industries, Inc., a Delaware corporation, as Guarantor (herein called the “Guarantor”), and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as defined below)) (the “Original Indenture”), as supplemented by a First Supplemental Indenture dated as of September 11, 2017 (the “Supplemental Indenture”; the Original Indenture, as supplemented by the Supplemental Indenture and as further amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantor, the Trustee, Registrar, Transfer Agent and Elavon Financial Services DAC, UK Branch, as initial Paying Agent and Calculation Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, Registrar, the Transfer Agent, the Paying Agent and Calculation Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

Elavon Financial Services DAC, UK Branch, shall initially serve as Paying Agent and Calculation Agent with respect to the Notes, with the Place of Payment and calculation agent services for all Notes initially being the following office of the initial Paying Agent: Fifth Floor, 125 Old Broad Street, London EC2N 1AR, United Kingdom. The Trustee shall initially serve as Transfer Agent and Registrar with respect to the Notes, and the Notes may be registered for transfer or exchange at the office of the Registrar at Two Midtown Plaza, 1349 West Peachtree Street, Suite 1050, Atlanta, GA 30309. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent, Calculation Agent, Transfer Agent or Registrar for the Notes, to appoint additional or other Paying Agents, Calculation Agents, Transfer Agents or Registrars for the Notes and to approve any change in the office through which any Paying Agent, Calculation Agent, Transfer Agent or Registrar for the Notes acts.

The Notes are subject to redemption for tax reasons as described in Section 2.5(b) of the Supplemental Indenture. Except to the extent specified in Section 2.5(b) of the Supplemental Indenture, the Company may not redeem the Notes.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a beneficial owner receives after the imposition of withholding tax by the Relevant Jurisdiction will not be less than the amount that the beneficial owner would have received if no withholding tax had been applicable, subject to the exceptions described in Section 2.3(d) of the Supplemental Indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Supplemental Indenture), unless the Company has exercised its right to redeem the Notes as described in the Supplemental Indenture, each Holder of the Notes shall have the right to require the Company to repurchase all or a portion (equal to €100,000 or an integral multiple of €100,000 in excess thereof) of such Holder’s Notes as set forth in the Supplemental Indenture, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant Floating Rate Interest Payment Date.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

The payment by the Company of the principal of, premium, if any, and interest on the Notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any Additional Amounts required to be paid, is unconditionally and irrevocably guaranteed by the Guarantor.

No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €100,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                    as tenants in common

TEN ENT -                    as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -             ______________________________ Custodian for
(Cust)

                        ______________________________
(Minor)

Under Uniform Gifts to Minors Act of

_______________________________
(State)

Additional abbreviations may also be used though not on the above list.

To assign this Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

___________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________ __, ____

____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 2.6 of the Supplemental Indenture, check this box: □

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 2.6 of the Supplemental Indenture, state the amount in principal amount (must be at least €100,000 and integral multiples of €100,000 in excess thereof): € _________________________

Date: ______________    Your Signature: _____________________________________
(Sign exactly as your name appears on the other side of the Security)
Signature Guarantee: _________________________________________________________
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.